SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 3, 2004

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-25790	95-4518700
(Commission File Number)	(I.R.S. Employer Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

Item 12. Results of Operations and Financial Condition

On August 3, 2004, eCOST.com, Inc., a wholly-owned subsidiary and a reporting segment of PC Mall, Inc., disclosed its financial results for the second quarter of 2004 in a registration statement filed by eCOST with the Securities and Exchange Commission in connection with its initial public offering. These financial statements set forth information on eCOST as a stand-alone entity and differ from the segment disclosure provided by PC Mall, filed separately on Form 8-K in connection with PC Mall’s earnings release.

The information in this Current Report on Form 8-K is furnished pursuant to Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

Date: August 3, 2004	By:	/s/ Ted Sanders
Ted Sanders
Chief Financial Officer

(Duly Authorized Officer of the Registrant and Principal Financial Officer)